EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE
OCTOBER 7, 2013

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2013 THIRD QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, OCTOBER 7, 2013 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2013 third quarter operational update and financial results before market open on Wednesday, November 6, 2013.  A conference call to discuss the results has been scheduled for the same day at 9:00 am EST.  The telephone number to access the conference call is 913-312-0713 or toll-free 888-778-9069.  The passcode for the call is 5588965.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EST on Wednesday, November 6, 2013 and will run through 2:00 pm EST on Wednesday, November 20, 2013.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 5588965.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and a Top 11 producer of oil and natural gas liquids in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash/Hogshooter, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays.  The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACTS:		MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA (405) 767-4763 jeff.mobley@chk.com	Gary T. Clark, CFA (405) 935-6741 gary.clark@chk.com	Gordon Pennoyer (405) 935-3287 gordon.pennoyer@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154